                                                                    Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm

     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 23, 2005, in the Registration Statement (Form S-1 No. 333-123585) and related Prospectus of Adams Respiratory Therapeutics, Inc. for the registration of 8,140,000 shares of its common stock.


                                                    Ernst & Young LLP


New York, NY
XXXX, 2005


--------------------------------------------------------------------------------

The foregoing consent is in the form that will be signed upon the completion of the recapitalization as described in Note 1 to the financial statements.

                                               /s/ Ernst & Young LLP
New York, NY
July 1, 2005